Exhibit 10.7

FIRST AMENDMENT TO CASINO SUBLEASE

THIS FIRST AMENDMENT TO CASINO SUBLEASE (the “First Amendment”) is made and entered into as of the 9TH day of January, 2007 (“Effective Date”) by and among MHG HR ACQUISITION CORP., a Nevada corporation, as landlord (“Landlord”), Morgans Hotel Group Co., a Delaware corporation (“Morgans”), and Golden HRC, LLC, a Nevada limited liability company, as tenant (“Tenant”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Casino Sublease, dated November 6, 2006, by and among Landlord, Morgans and Tenant (the “Lease”).

RECITALS

A. Landlord, Morgans and Tenant entered into the Lease with respect to the lease of the Premises, all as more particularly described therein; and

B. Landlord and Tenant wish to amend certain provisions of the Lease with respect to the Gaming Employees, all as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and as follows:

1. Amendment of Section 5.1. Section 5.1 of the Lease shall be and hereby is deleted in its entirety and replaced with the following Section 5.1:

5.1 Gaming Employees. Subject to the provisions of this Article V and the receipt of Gaming Approvals, Tenant shall, at all times during the Term, have day-to-day control of the Gaming Employees (as defined below) in all aspects of their employment as required by Applicable Laws and the Gaming Authorities. The “Gaming Employees” shall be defined as those employees of Landlord, including, but not limited to, all surveillance personnel at the Hotel Casino, who will be provided to Tenant in connection with the Gaming Operations; provided, however, that for purposes of compliance with the Gaming Laws and the Gaming Authorities, the Gaming Employees shall be considered to be employees of Tenant during the Term. Tenant shall determine the number and type (by job description) of Gaming Employees necessary for Landlord to provide for the efficient operation of the Gaming Operations, shall direct Landlord as to compensation and benefits to be paid to each Gaming Employee, but shall otherwise have no control over Landlord’s employment practices, for which Landlord shall remain solely responsible and shall indemnify, defend and hold Tenant harmless from, subject to and in accordance with Article IX hereof. Tenant acknowledges and agrees that the Gaming

Employees shall devote one hundred percent (100%) of their time to providing services to the Premises and the Gaming Operations and shall not provide services to any of Tenant’s other properties or businesses. Landlord acknowledges and agrees that the Gaming Employees shall not provide services to Landlord or any other property in which Landlord has an interest. Landlord agrees that it will not make any material change in the benefits of the Gaming Employees as of the Effective Date without Tenant’s prior written consent. Tenant shall have the right to direct Landlord to terminate and/or replace any Gaming Employee with or without cause at any time during the Term; and Landlord shall be required to comply with such direction by Tenant. Tenant shall reimburse Landlord for all salary and bonuses paid by Landlord to or in connection with the Gaming Employees during the Term plus an amount equal to fifty-four percent (54%) of the aggregate salary and bonuses of the Gaming Employees (“Gaming Employee Liabilities”) (which reimbursement shall be a Casino Expense); provided, however, Tenant shall not be required to reimburse Landlord for the compensation, including, but not limited to, salary, bonuses, benefits, PTO, insurance and taxes for any surveillance personnel engaged primarily in surveillance activities relating to non-gaming areas of the Hotel Casino. All Gaming Employee Liabilities shall be a Casino Expense. To enable Landlord to honor its obligations under and to the extent required by the terms of the Merger Agreement, Landlord and Tenant further agree that none of the Gaming Employees shall be fired without cause within the first 45 days after the Commencement Date.

2. Other Provisions of the Lease. The parties hereto acknowledge that the Lease is being modified only as stated herein, and all other terms and conditions of the Lease not inconsistent with the foregoing shall be and hereby are unchanged.

3. Counterparts. This First Amendment may be executed counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

“LANDLORD”

MHG HR ACQUISITION CORP., a Nevada corporation

By:	/s/ W. Edward Sheetz
Name:	W. Edward Sheetz
Its:	President

“MORGANS”

Morgan Hotel Group Co., a Delaware corporation

By:	/s/ W. Edward Sheetz
Name:	W. Edward Sheetz
Its:	President & CEO

“TENANT”

Golden HRC, LLC, a Nevada limited liability company

By:	Golden Gaming, Inc. a Nevada corporation
its Member/Manager

By:	/s/ Rod Atamian
Name:	Rod Atamian
Its:	CFO

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